Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO NAMES BDO SEIDMAN NEW AUDITOR

IRVINE, Calif., September 27, 2004 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource mobile power products for notebook computers, cellular telephones, PDAs, and other handheld devices, today announced that the Audit Committee of the Board of Directors has dismissed the Company’s independent auditors KPMG LLP (“KPMG”) and engaged BDO Seidman, LLP as independent auditors effective immediately.

KPMG issued unqualified opinions in Comarco’s financial statements for fiscal years 2003 and 2004, and there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial disclosure or audit procedures.

About Comarco

Based in Irvine, Calif., Comarco is a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource universal mobile power products for laptop computers, cellular telephones, and other handheld devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts: Tom Franza President and CEO Comarco, Inc. (949) 599-7440 tfranza@comarco.com	Dan Lutz Vice President and CFO Comarco, Inc. (949) 599-7556 dlutz@comarco.com	Investor Contact: Douglas Sherk/Jennifer Beugelmans Founder & CEO EVC Group, Inc. (415) 896-6820 dsherk@evcgroup.com

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